Exhibit 31
CERTIFICATIONS
I, Robert H. Benmosche, certify that:
     1. I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of American International Group, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: March 31, 2011

/s/ ROBERT H. BENMOSCHE
Robert H. Benmosche
President and Chief Executive Officer

CERTIFICATIONS
I, David L. Herzog, certify that:
     1. I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of American International Group, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: March 31, 2011

/s/ DAVID L. HERZOG
David L. Herzog
Executive Vice President and Chief Financial Officer